Exhibit 5.1

 March 31, 2022

Atlas Technical Consultants, Inc.
13125 Bee Cave Parkway
Building B, Suite 230
Austin, TX 78738

Re: Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Atlas Technical Consultants, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), and proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, by certain selling security holders named in the Registration Statement of (i) 1,228,401 shares of Common Stock (the “Base Equity Consideration”) and up to an additional 829,899 shares of Common Stock (the “Potential Earn-Out Shares” and collectively with the Base Equity Consideration, the “Securities”).

It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Securities while the Registration Statement is in effect. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Second Amended & Restated Certificate of Incorporation of the Company, as amended, as in effect on the date hereof (the “Certificate of Incorporation”), (ii) the Amended & Restated By-laws of the Company, as amended, as in effect on the date hereof (the “By-laws” and, together with the Certificate of Incorporation, the “Organizational Documents”), (iii) the Registration Statement, and (iv) certain resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, the filing of the Registration Statement. We are familiar with the various corporate proceedings heretofore taken and additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Securities. We have also examined originals, or copies certified to our satisfaction, of such other corporate records of the Company and other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that the Company will remain duly organized, validly existing and in good standing under the laws of the State of Delaware. As to certain facts material to this opinion letter, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of the Company.

March 29, 2022 Page 2

On the basis of the foregoing, and subject to (i) the Registration Statement and any amendments thereto being effective under the Act, (ii) a prospectus supplement having been filed with the Commission describing the Securities being offered thereby and (v) all Securities being issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with a duly executed and delivered purchase, underwriting or similar agreement with respect to the Securities, we are of the opinion that:

1. With respect to the Base Equity Consideration, the Base Equity Consideration has been duly authorized and validly issued and are fully paid and non-assessable.

2. With respect to the Potential Earn-Out Shares, when (i) the Board, or a committee thereof, has taken all corporate action necessary to approve the final terms of the issuance of the Potential Earn-Out Shares, and (ii) the Company has received the consideration therefor (and such consideration per share is not less than the par value per share of the Common Stock), the Potential Earn-Out Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the laws of the State of New York and the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Act or that our firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn